UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On September 15, 2011, the Board of Directors of Viacom Inc. (the “Company”), as part of its ordinary course review of the Company’s principal governance documents, approved certain amendments to the Company’s Amended and Restated Bylaws.  The amendments are summarized below:

•
Article III: Directors.  Section 15 has been revised to clarify that the term “salary,” as used in the Amended and Restated Bylaws with respect to the compensation of directors, includes monetary and other forms of compensation.

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Article VIII: General Provisions.  This Article has been revised to add a new Section 3, which provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

The Amended and Restated Bylaws are effective as of September 15, 2011.  A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of Viacom Inc., effective September 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 21, 2011

Exhibit Index

Exhibit No.                            Description of Exhibit

3.2	Amended and Restated Bylaws of Viacom Inc., effective September 15, 2011.